HYPERDYNAMICS
NYSE Amex: HDY

NEWS RELEASE

Contacts: Dennard Rupp Gray & Easterly, LLC
Ken Dennard, Managing Partner
Jack Lascar, Partner
(713) 529-6600
Anne Pearson, Sr. Vice President
(210) 408-6321

FOR IMMEDIATE RELEASE

Hyperdynamics to Hold Business Update Investor Conference Call April 8

HOUSTON, March 30, 2010 – Hyperdynamics Corporation (NYSE Amex: HDY) will host an investor conference call at 9 a.m. Central Time on Thursday, April 8, to provide an overall business update and to discuss recent developments.

Investors may participate in the call either by phone or audio webcast.

By Phone: Dial 480-629-9718 at least 10 minutes before the call.

A telephone replay will be available through April 22 by dialing 303-590-3030 and using the access code 4279192.

By Webcast: Visit the Events and Presentations page of Hyperdynamics' Investor Relations website at http://investors.hyperdynamics.com/events.cfm. Please log on at least 10 minutes early to register and download any necessary audio software.

A replay of the audio webcast will be available shortly after the call.

Questions: Investors participating by phone may ask a question live during the call. Participants also may send questions in advance for senior management to address during the call by clicking on the "submit a question" link under the April 8 conference call/webcast link.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

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HDY-IR